Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
ASPEN TECHNOLOGY, INC.
a Delaware corporation
at
$265.00 NET PER SHARE
Pursuant to the Offer to Purchase dated February 10, 2025
by
EMERSUB CXV, INC.
a wholly owned subsidiary of
EMERSON ELECTRIC CO.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER
11:59 P.M., EASTERN TIME, ON MARCH 10, 2025,
UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or time will not permit all required documents to reach Equiniti Trust Company, LLC (the “Depository”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depository. See Section 13 of the Offer to Purchase (as defined below).
The Depository for the Offer is:
EQUINITI TRUST COMPANY, LLC

By Mail: Equiniti Trust Company, LLC 55 Challenger Road, Suite #200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department	By Overnight Courier: Equiniti Trust Company, LLC 55 Challenger Road, Suite #200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department

FACSIMILE: (718) 765-8758
CONFIRM: (877) 248-6417 or (718) 921-8317
The above number is for confirmation of facsimiles only. Do NOT call this number for questions on the Offer. All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depository and must deliver the Letter of Transmittal (as defined below) (in respect of Shares tendered by any means other than book-entry transfer through DTC) or, in respect of book-entry transfer through DTC, an Agent’s Message (as defined in Section 13 of the Offer to Purchase) and Book-Entry Confirmation (as defined in Section 13 of the Offer to Purchase) to the Depository within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Emersub CXV, Inc., a Delaware corporation and a wholly owned subsidiary of Emerson Electric Co., a Missouri corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 10, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 13 of the Offer to Purchase.

Number of Shares

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):
Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) within ONE (1) Nasdaq trading day after the date hereof, guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depository’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 13 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 13 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please type or print)
Title:

Date: